Exhibit 99.2

RUDOLPH AND SLETTEN, INC.

Financial Statements

September 30, 2005

(With Independent Auditors' Report Thereon)

Independent Auditors’ Report

The Board of Directors
Rudolph and Sletten, Inc.:

We have audited the accompanying balance sheet of Rudolph and Sletten, Inc. as of September 30, 2005, and the related statements of income, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rudolph and Sletten, Inc. as of September 30, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

San Francisco, California
November 18, 2005

                                           RUDOLPH AND SLETTEN, INC.
                                                 Balance Sheet
                                               September 30, 2005

                                            Assets
Current assets:
   Cash and cash equivalents                                                                        $  1,862,916
   Short-term investments                                                                             32,292,728
   Contract receivables:
      Currently due                                                                                  117,521,669
      Retentions                                                                                      52,826,670
   Costs and estimated earnings in excess of billings on
      contracts in progress                                                                            6,971,324
   Income taxes receivable                                                                                44,153
   Deferred income taxes                                                                                  54,648
   Prepaid expenses and other current assets                                                           2,889,298
                                                                                                -----------------
              Total current assets                                                                   214,463,406
Fixed assets, net                                                                                     14,836,954
Due from related parties                                                                                 149,918
Other assets                                                                                           1,607,696
                                                                                                -----------------
                                                                                                    $231,057,974
                                                                                                =================

                             Liabilities and Stockholders' Equity
Current liabilities:
   Accounts and subcontracts payable:
      Currently due                                                                                 $125,278,704
      Retentions                                                                                      44,975,532
   Billings in excess of costs and estimated earnings on
      contracts in progress                                                                            8,543,931
   Income taxes payable                                                                                   66,497
   Accrued expenses                                                                                   15,523,012
                                                                                                -----------------
              Total current liabilities                                                              194,387,676
Other long-term liabilities                                                                            2,802,729
                                                                                                -----------------
              Total liabilities                                                                      197,190,405
                                                                                                -----------------
Stockholders' equity:
   Class A common stock - 2,000,000 shares authorized, 317,660 shares issued
       and outstanding                                                                                     3,177
   Class B common stock - 10,000,000 shares authorized, 763,411 shares issued
      and outstanding                                                                                      7,633
   Paid-in capital                                                                                     6,283,441
   Retained earnings                                                                                  27,553,705
   Accumulated other comprehensive income - unrealized
      change in fair value of investment securities                                                       19,613
                                                                                                -----------------
              Total stockholders' equity                                                              33,867,569
                                                                                                -----------------
                                                                                                    $231,057,974
                                                                                                =================

See accompanying notes to financial statements.

                                  RUDOLPH AND SLETTEN, INC.

                                     Statement of Income

                                Year ended September 30, 2005

Contract operations:
   Revenues                                                                    $  644,223,722
   Costs                                                                          608,071,888
                                                                               ---------------
              Gross profit from contract operations                                36,151,834
General and administrative expenses                                                31,668,804
                                                                               ---------------
              Income from operations                                                4,483,030
Other income (expense):
   Investment income                                                                1,290,537
   Gain on sale of investment properties:
      Related parties                                                               3,334,598
      Other                                                                           289,666
   Loss on sale of fixed assets                                                       (93,065)
   Interest expense                                                                  (111,490)
   Other, net                                                                         160,890
                                                                               ---------------
              Income before income taxes                                            9,354,166
Provision for income taxes                                                            779,556
                                                                               ---------------
              Net income                                                       $    8,574,610
                                                                               ===============

See accompanying notes to financial statements.

                                                                              RUDOLPH AND SLETTEN, INC.
                                                                          Statement of Stockholders' Equity
                                                                            Year ended September 30, 2005

                                                                                                                                                 Accumulated
                                            Class A common stock           Class B common stock                                                     other                  Total
                                          --------------------------    ---------------------------       Paid-in            Retained           comprehensive          stockholders'
                                            Shares         Amount         Shares          Amount          capital            earnings               income                 equity
                                          -----------     ----------    ------------     ----------     -------------     ---------------     -------------------     -----------------
Balances, September 30, 2004               317,660        $ 3,177        704,593         $7,045     $   4,663,974     $    25,082,362             $     9,602          $ 29,766,160
Common stock issued                           --             --           78,500            785         2,274,930                 --                      --              2,275,715
Common stock repurchased                      --             --          (19,682)          (197)         (655,463)                --                      --               (655,660)
Distributions to stockholders                 --             --              --             --                --           (6,103,267)                    --             (6,103,267)
Comprehensive income:
   Net income                                 --             --              --             --                --            8,574,610                     --              8,574,610
   Other comprehensive income -
     holding gain arising
     during period                            --             --              --             --                --                  --                   10,011                10,011
                                                                                                                                                                      -----------------
Total comprehensive income                                                                                                                                                8,584,621
                                          -----------     ----------    ------------     ----------     -------------     ---------------     -------------------     -----------------
Balances, September 30, 2005               317,660        $ 3,177        763,411         $7,633      $   6,283,441     $    27,553,705            $    19,613          $ 33,867,569
                                          ===========     ==========    ============     ==========     =============     ===============     ===================     =================

See accompanying notes to financial statements.

                                              RUDOLPH AND SLETTEN, INC.
                                               Statement of Cash Flows
                                            Year ended September 30, 2005

Cash flows from operating activities:
   Net income                                                                                        $   8,574,610
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                                                      3,097,695
      Gain on sale of investment properties                                                             (3,624,264)
      Loss on sale of fixed assets                                                                          93,065
      Loss on sale of investments                                                                            8,940
      Provision for deferred income taxes                                                                   40,013
      Decrease (increase) in operating assets:
         Contract receivables                                                                           (5,585,490)
         Costs and estimated earnings in excess of billings on contracts in progress                    (3,436,002)
         Income taxes receivable                                                                           (44,153)
         Prepaid expenses and other assets                                                                  89,996
      Increase (decrease) in operating liabilities:
         Accounts and subcontracts payable                                                              20,005,357
         Billings in excess of costs and estimated earnings on contracts in progress                    (5,680,667)
         Accrued expenses and other long-term liabilities                                               (4,194,003)
         Income taxes payable                                                                             (109,730)
                                                                                                     -----------------
              Net cash provided by operating activities                                                  9,235,367
                                                                                                     -----------------
Cash flows from investing activities:
   Purchase of short-term investments                                                                 (106,341,813)
   Proceeds from sale of short-term investments                                                         98,470,071
   Additions to fixed assets                                                                            (8,110,550)
   Proceeds from sale of fixed assets                                                                      226,899
   Decrease in due from related parties                                                                  1,105,616
   Proceeds from sale of investment properties                                                           4,058,082
                                                                                                     -----------------
              Net cash used in investing activities                                                    (10,591,695)
                                                                                                     -----------------
Cash flows from financing activities:
   Principal payments on long-term debt                                                                 (2,346,833)
   Common stock issued                                                                                     637,780
   Common stock repurchased                                                                               (655,660)
   Distributions to stockholders                                                                        (4,517,094)
                                                                                                     -----------------
              Net cash used in financing activities                                                     (6,881,807)
                                                                                                     -----------------
              Net decrease in cash and cash equivalents                                                 (8,238,135)
Cash and cash equivalents, beginning of year                                                            10,101,051
                                                                                                     -----------------
Cash and cash equivalents, end of year                                                               $   1,862,916
                                                                                                     =================
Supplemental disclosure of cash flow information:
   Cash paid during the year for income taxes                                                        $   1,405,000
   Cash paid during the year for interest                                                                  119,134
Noncash investing and financing activities:
   Issuance of common stock for vested stock rights                                                      1,637,935
   Distribution of investment properties and other assets to stockholders at
      net book value                                                                                     1,586,173

See accompanying notes to financial statements.

RUDOLPH AND SLETTEN, INC.

Notes to Financial Statements

September 30, 2005

(1) Operations and Accounting Policies

   (a)    Construction Contract Operations

Rudolph and Sletten, Inc. (the Company), a California corporation, provides general contracting, engineering, and construction management services, primarily to the electronics, commercial development, education, pharmaceutical, health care, and other commercial industries in the western United States.

Gross profit from construction contracts is recognized under the percentage-of-completion method whereby an estimated percentage of each contract, based on the ratio of costs incurred to the Company’s estimate of total anticipated costs, is applied to total estimated gross profit. Revisions in cost and profit estimates made during the course of the work are reflected in the accounting period in which the facts that require the revision become known. A provision is made currently for the entire amount of any estimated future losses on contracts. The Company includes in contract revenues an amount equal to costs incurred attributable to contract claims when realization of such revenue is probable and the amount can be reliably estimated. Actual results of construction contracts may differ from estimates used by the Company in recording gross profit on contracts in process, and such differences could be material to the financial statements.

The classification of current assets and current liabilities is determined based on the Company’s contract cycle which generally exceeds one year. Accordingly, current assets and current liabilities include amounts related to construction contracts in progress, which may not be received or paid within one year.

   (b)    Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from these estimates.

   (c)    Cash Equivalents

The Company’s cash is held by a major financial institution. The Company records all highly liquid securities with three months or less from date of purchase to maturity as cash equivalents. Cash equivalents as of September 30, 2005, consist of money market funds and government securities carried at fair value, which approximates cost as of September 30, 2005.

(Continued)

RUDOLPH AND SLETTEN, INC.

Notes to Financial Statements

September 30, 2005

   (d)    Short-Term Investments

Management determines the appropriate classification of investments in debt and marketable equity securities at the time of purchase. Investments classified as available-for-sale are recorded at fair value based on quoted market prices. Unrealized holding gains and losses, net of the related tax effects, are excluded from earnings and reported as a separate component of other comprehensive income until realized. Investments in debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold them to maturity. The cost of held-to-maturity securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income along with earned interest and dividends. The cost of securities sold is based on the specific identification method.

   (e)    Contract Receivables

Contract receivables are recorded at the invoiced amount and do not bear interest. Past due balances over 60 days and other significant amounts are reviewed individually for collectibility. All other balances are reviewed on a pooled basis. An allowance for doubtful accounts is recorded if necessary. Account balances are written off after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

Retentions are generally due upon contract completion. Retentions include approximately $29,800,000 as of September 30, 2005, which are expected to be collected after 12 months.

   (f)    Long-Lived Assets

Automotive equipment, construction equipment, office furniture and fixtures, and computer software are carried at cost and depreciated over their estimated useful lives, which range from two to six years, using straight-line and accelerated methods. Building and improvements and land improvements are depreciated over estimated useful lives of 25 and 15 years, respectively. Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives.

Impairment losses are recognized on long-lived assets used in operations, such as fixed assets, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of the assets. The impairment loss is based on the fair value of the assets.

   (g)    Income Taxes

The Company, with the consent of its stockholders, elected S corporation status for both federal and California tax purposes, effective July 1, 2000. As an S corporation, the Company generally is not subject to federal or state income tax, except for a 1.5% California franchise tax. The Company’s taxable income is includable in the tax returns of the stockholders. The Company is also subject to lookback interest and may be subject to a corporate level tax on any built-in gains existing as of July 1, 2000, if such gains are realized before July 1, 2010.

In connection with its S corporation election, the Company changed its fiscal year-end to September 30. The federal tax deposit required by the Internal Revenue Service in order to maintain

(Continued)

RUDOLPH AND SLETTEN, INC.

Notes to Financial Statements

September 30, 2005

a fiscal year-end amounted to $945,977 as of September 30, 2005, and is included in prepaid expenses and other current assets in the accompanying balance sheet.

Deferred income taxes are computed using the asset and liability method. Under this method, deferred tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws expected to apply to taxable income when the differences are expected to reverse.

   (h)    Stock-Based Compensation

The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, to account for its stock-based compensation. There are no fixed awards outstanding. Stock rights and other variable awards are charged to expense over the related service period, which is generally the vesting period.

   (i)    Due from Related Parties

Due from related parties consists of a note receivable secured by a mortgage and unsecured cash advances that are due on demand.

(2)    Short-Term Investments

Short-term investments consist of the following as of September 30, 2005:

       Available-for-sale:
            Municipal bonds                                 $   32,171,756
            Equity securities                                      120,972
                                                           -----------------
                                                            $   32,292,728
                                                           =================
There were no significant unrealized gains or losses as of September 30, 2005.

Debt securities classified as available-for-sale mature at various dates ranging from 2006 to 2042, as follows:

         Due after three months through five years          $   2,623,756
         Due after five years through ten years                 3,725,000
         Due after ten years                                   25,823,000
                                                           ------------------
                                                            $  32,171,756
                                                           ==================

(Continued)

RUDOLPH AND SLETTEN, INC.

Notes to Financial Statements

September 30, 2005

(3)    Fixed Assets

Fixed assets consist of the following as of September 30, 2005:

         Automotive equipment                                   $    6,916,216
         Construction equipment                                      5,682,894
         Office furniture and fixtures                               6,400,853
         Leasehold improvements                                      6,352,221
         Computer software                                           1,131,847
         Building and improvements                                   3,318,179
         Land and land improvements                                  1,183,511
                                                                ------------------
                                                                    30,985,721
         Less accumulated depreciation and amortization            (16,148,767)
                                                                ------------------
                                                                $   14,836,954
                                                                ==================

(4)    Bank Financing Arrangements

The Company has a $5,000,000 bank line of credit that expires on March 1, 2006. Borrowings under the line of credit bear interest at either the bank’s prime rate or LIBOR plus 2%. The line of credit agreement includes covenants which require the Company to maintain certain financial ratios. Any borrowings under the line of credit will be secured by a portion of the Company’s short-term investments managed by an affiliate of the bank. As of September 30, 2005, no line of credit borrowings have been made. This line of credit may be used to finance standby letters of credit to a maximum of $2,500,000. As of September 30, 2005, there was one outstanding letter of credit, expiring March 1, 2006, totaling $150,000 issued as security on an office lease. There was also a second outstanding letter of credit with the same bank, unrelated to the Company’s line of credit, in the amount of $3,500,000 to secure insurance obligations. This letter of credit is secured by a portion of the same short-term investment portfolio as the line of credit borrowings. Effective November 18, 2005, both of the letters of credit and the line of credit were cancelled.

(5)    Stockholders’ Equity

    (a)    Common Stock

The Company’s Class A and nonvoting Class B common stock is governed by stockholder agreements. Upon notification that any stockholder wishes to sell any of the shares of common stock owned or terminate employment with the Company, the Company is obligated to repurchase the stock at its value per share, as defined in the stockholder agreements.

In the event of the death of a stockholder, the Company is obligated to repurchase the stockholder’s common stock at its value per share, as defined in the stockholder agreements. As of September 30, 2005, the Company owned life insurance policies on certain stockholders which would cover its obligations with respect to 317,650 shares of Class A common stock and 45,986 shares of Class B common stock in the event of the death of the stockholders.

(Continued)

RUDOLPH AND SLETTEN, INC.

Notes to Financial Statements

September 30, 2005

   (b)    Stock Rights

During the year ended June 30, 2000, the Company granted stock rights for 68,000 shares of Class B common stock to certain employees, with all rights terminating if an employee were to leave the Company prior to the vesting date. Rights for 56,500 shares vested and the employees received the shares on July 1, 2005. Compensation expense related to the stock rights was recognized over the vesting period, including $352,345 during the year ended September 30, 2005.

(6)    Income Tax Expense

Income tax expense for the year ended September 30, 2005, consists of the following:

         Current:
              Federal           $          588,554
              State                        150,989
                                ------------------
                                           739,543
                                ------------------
         Deferred:
              Federal                            -
              State                         40,013
                                ------------------
                                            40,013
                                ------------------
                                $          779,556
                               ===================
The difference between the provision for income taxes included in the accompanying statement of income and the amount computed by applying the 1.5% California franchise tax rate for S Corporations to income before income taxes results primarily from built-in gains tax on appreciated real property sold or distributed during the year.

The tax effects of temporary differences that give rise to the deferred tax asset are primarily related to accrued expenses not yet deducted for income tax purposes. The Company believes it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax asset. Accordingly, no valuation allowance has been recorded.

(7)    Profit Sharing and Pension Plans

The Company has a 401(k) plan covering substantially all nonunion salaried employees. Under the provisions of the plan, employees can defer up to 96% of their salaries or the legal maximum for this type of plan, whichever is less. The Company matches 100% of the first 4% of salary which each employee contributes to the plan. The Company may make additional contributions to the 401(k) plan at the Company’s discretion. The Company’s contributions to the 401(k) plan charged to expense during the year ended September 30, 2005, were $1,260,982.

The Company also contributes to various trusteed pension plans under industry-wide agreements. Contributions are based upon hours worked by employees and are funded on a current basis. Employer contributions to the plan are charged to job costs and amounted to $2,255,114 for the year ended September 30, 2005.

(Continued)

RUDOLPH AND SLETTEN, INC.

Notes to Financial Statements

September 30, 2005

(8)    Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, contract receivables, costs and estimated earnings in excess of billings on contracts in progress, accounts and subcontracts payable, billings in excess of costs and estimated earnings on contracts in progress, and accrued expenses approximate fair value due to the short-term maturity of these instruments. The fair values of debt securities and marketable equity securities are based on quoted market prices. Management has determined that the carrying amount of balances due from related parties approximates fair value.

(9)    Commitments and Contingencies

The Company leases certain operating facilities under noncancelable operating leases. Future minimum rentals under noncancelable operating leases with terms greater than one year are as follows for the years ending September 30:

          2006                  $     1,121,485
          2007                        1,526,745
          2008                        1,557,348
          2009                          937,356
          2010                          796,731
          Thereafter                  4,195,295
                                ------------------
                                $    10,134,960
                                ==================
In addition, the Company leases certain construction equipment from affiliated entities under month-to-month agreements.

Rent expense under all operating leases was approximately $2,205,000 for the year ended September 30, 2005, including $526,000 under leases with affiliated entities.

The Company is a party to a number of lawsuits and claims arising in the normal course of business. Claims arising from certain construction contracts have been made against the Company by project owners and subcontractors. Management believes that certain of these claims will be covered by insurance. The Company has also made some claims against project owners for costs incurred in excess of contract amounts. Management believes that the outcome of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

(10)    Concentration

The Company has one customer that accounted for 35% of contract revenues for the year ended September 30, 2005, and 49% of contract receivables (including retentions) as of September 30, 2005.

(Continued)

RUDOLPH AND SLETTEN, INC.

Notes to Financial Statements

September 30, 2005

(11)    Related Party Transactions

The Company was involved in various transactions throughout the year with several companies that have some common ownership. Many of these transactions are disclosed throughout the financial statements. Related party transactions that are not disclosed elsewhere in the financial statements include sales of properties to officers and stockholders at appraised values resulting in $3,334,598 in gains for the year ended September 30, 2005, and the transfer of executive life insurance policies to the executives which resulted in compensation expense of $665,104 for the year ended September 30, 2005.

(12)    Subsequent Event

Effective October 3, 2005, the Company’s stockholders sold 100% of the Company’s common stock to an unaffiliated third party.